UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2017

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On June 16, 2017, Healthcare Trust, Inc. (the “Company”), Healthcare Trust Operating Partnership, L.P., the Company’s operating partnership (the “OP”) and ARHC TRS Holdco II, LLC, a subsidiary of the OP (“HTI Holdco,” and together with the Company and the OP, the “Purchaser Parties”) entered into a purchase agreement (the “Purchase Agreement”) with American Realty Capital Healthcare Trust III, Inc. (“HT III”), American Realty Capital Healthcare Trust III Operating Partnership, L.P. (the “HT III OP”) and ARHC TRS Holdco III, LLC, a subsidiary of the HT III OP (“HT Holdco,” and together with HT III and the HT III OP, the “Seller Parties”). Pursuant to the Purchase Agreement, the Purchaser Parties have agreed to purchase membership interests in HT III’s indirect subsidiaries, which collectively own all 19 properties owned by HT III and comprise substantially all of HT III’s assets (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”) for a purchase price of $120.0 million (the “Purchase Price”). The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement and will be payable on the date the Asset Sale is consummated (the “Closing Date”) less, to the extent the loan secured by HT III’s Philip Center property (the “Philip Center Loan”) is assumed by the Company, the principal balance of the Philip Center Loan. The Company will deposit $6.0 million (the “Escrow Amount”) of the Purchase Price payable on the Closing Date into an escrow account for the benefit of HT III on the Closing Date, and the Escrow Amount will be released in installments thereafter over a period of 14 months following the Closing Date.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to use commercially reasonable efforts (including paying early termination fees not to exceed $200,000) to assume the Philip Center Loan, which, as of June 16, 2017 had an outstanding principal balance of approximately $4.9 million, and to cause HT III to be released from the guaranty associated with the Philip Center Loan. If the Company does not assume the Philip Center Loan on the Closing Date or if HT III is not released from the guaranty associated with the Philip Center Loan, the Philip Center Loan will be repaid in full by the Seller Parties on the Closing Date and any early termination fee in excess of $200,000 will be subtracted from the Purchase Price.

Based on the unanimous recommendation of a special transaction committee of the Company’s board of directors consisting solely of independent directors of the Company, the Company’s board of directors (with Edward M. Weil, Jr. abstaining) unanimously (i) determined that the Purchase Agreement and the Asset Sale are advisable and in the best interests of the Company and (ii) authorized and approved the Purchase Agreement and the Asset Sale.

The consummation of the Asset Sale pursuant to the Purchase Agreement is subject to certain conditions, including, among others, HT III obtaining the approval (the “Stockholder Approval”) of the holders of at least a majority of all the votes entitled to be cast of (i) the Asset Sale and (ii) HT III’s plan of liquidation (the “Plan”).

The Purchase Agreement contains a number of customary representations and warranties for transactions of this type made by the Purchaser Parties, on the one hand, and the Seller Parties, on the other hand. The representations and warranties were made by the parties as of the date of the Purchase Agreement and generally survive (along with related indemnification obligations described below) for a period of 14 months following the Closing Date. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Purchase Agreement and are qualified by the disclosure letters delivered in connection therewith.

The Purchase Agreement provides that, on or before the Closing Date, HT III will, or will cause its subsidiaries to, pay or discharge all liens and security interests on HT III’s properties other than the Philip Center Loan. The Seller Parties will remain liable for certain obligations following the closing of the Asset Sale, as the Purchaser Parties will not assume any liabilities and obligations of the Seller Parties, except for the Philip Center Loan.

The Seller Parties and the Purchaser Parties have agreed to jointly and severally indemnify, hold harmless and defend the other parties from losses in connection with certain matters, including, among others: (i) breaches of representations and warranties and failures of covenants by the other parties; (ii) with respect to indemnification by the Seller Parties only, taxes payable by HT III, its subsidiaries or any of their respective affiliates in connection with any taxable period prior to the Closing Date, and any interest and penalties thereon; and (iii) with respect to indemnification by the Seller Parties only, any stockholder litigation brought by HT III’s stockholders directly or derivatively in connection with the transactions contemplated by the Purchase Agreement, subject to certain limitations. A party will not become liable for indemnification with respect to breaches of representations and warranties and failures of covenants unless and until the aggregate amount of indemnifiable claims by the other party exceeds $500,000 and this liability may not exceed 10% of the Purchase Price. Indemnifiable losses for which the Seller Parties are liable are recoverable by the Purchaser Parties first out of the Escrow Amount and then, to the extent the indemnifiable losses exceed the Escrow Amount, from the Seller Parties, jointly and severally.

The Purchase Agreement prohibits HT III from initiating, soliciting, knowingly encouraging or facilitating any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Purchase Agreement). However, prior to receipt of the Stockholder Approval, if HT III receives a bona fide written Acquisition Proposal that did not result from a breach of these exclusivity provisions and which the special committee of HT III’s board of directors determines in good faith, after consultation with its legal and financial advisors, is or is reasonably expected to lead to a Superior Proposal (as defined in the Purchase Agreement), HT III may furnish, make available or provide access to non-public information with respect to HT III to the person who made the Acquisition Proposal, participate in negotiations regarding the Acquisition Proposal and disclose to HT III’s stockholders any information required to be disclosed under applicable law.

The Purchase Agreement provides that HT III’s board of directors may, if it determines in good faith after consultation with its legal advisor (and based on the recommendation of its special committee) that the failure of HT III’s board of directors to take certain actions related to changing its recommendation to HT III’s stockholders with respect to its approval of the Asset Sale or the Plan or entering into an agreement related to an Acquisition Proposal (any such action, a “Change in Recommendation”) would be reasonably likely to be inconsistent with the standard of conduct applicable to HT III’s directors under applicable law, subject to certain conditions, (i) make a Change in Recommendation upon receipt by HT III of an Acquisition Proposal that constitutes a Superior Proposal or (ii) otherwise, under certain circumstances, make a Change in Recommendation in response to certain material events, circumstances, changes or developments that were not known to HT III’s board of directors prior to signing the Purchase Agreement.

The Purchase Agreement provides for certain termination rights of the Company and HT III, including the right of the Company to terminate the Purchase Agreement upon the occurrence of a Change in Recommendation or a material violation by HT III of its exclusivity obligations under the Purchase Agreement, in which event HT III will be required to pay the Company a termination fee of $3.6 million. In addition, HT III has agreed to reimburse the Company for up to $850,000 for certain transaction-related expenses (excluding the Company’s advisor expenses) if the Purchase Agreement is terminated by either party due to HT III’s failure to obtain the Stockholder Approval at a meeting called for that purpose.

The foregoing summary description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company and HT III each are sponsored, directly or indirectly, by AR Global Investments, LLC (“AR Global”). AR Global and its affiliates provide investment and advisory services to the Company and HT III pursuant to written advisory agreements.

Item 7.01. Regulation FD Disclosure

Press Release

 On June 19, 2017, the Company issued a press release announcing the execution of the Purchase Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in the filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the Company’s ability to complete the transactions contemplated by the Purchase Agreement, which are subject to conditions, on their current terms or at all; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the Company; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of June 16, 2017, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., ARHC TRS Holdco II, LLC, American Realty Capital Healthcare Trust III, Inc., American Realty Capital Healthcare Trust III Operating Partnership, L.P. and ARHC TRS Holdco III, LLC
99.1	Press Release of Healthcare Trust, Inc., dated as of June 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: June 19, 2017	By:	/s/ W. Todd Jensen
W. Todd Jensen
Interim Chief Executive Officer and President